UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2007
First Albany Companies Inc.
(Exact name of registrant as specified in its charter)

New York	0-14140	22-2655804

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
677 Broadway, Albany, New York 12207
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (518) 447-8500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note
     The transactions described in this Current Report on Form 8-K relate to the completion on September 21, 2007 (the “Closing”) of First Albany Companies Inc.’s (the “Company”) issuance and sale of 38,354,293 newly-issued unregistered shares of common stock of the Company for an aggregate cash purchase price of $50 million (the “Private Placement”) to MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”) and certain co-investors pursuant to the Investment Agreement, dated as of May 14, 2007 (the “Investment Agreement”), between the Company and MatlinPatterson.
Item 1.01 Entry into a Material Definitive Agreement
     In connection with the Private Placement, the Company entered into the following material agreements effective on September 21, 2007 or as of the Closing, as applicable, the material terms of which, except as otherwise disclosed in the other Items of this Current Report on Form 8-K, are briefly described below.
Co-Investor Joinder Agreements
     Pursuant to the Investment Agreement, MatlinPatterson had the right to designate one or more co-investors to purchase a portion of the shares of common stock to be purchased by MatlinPatterson in place of MatlinPatterson. On September 21, 2007, MatlinPatterson entered into a Co-Investment Agreement with Robert M. Tirschwell pursuant to which MatlinPatterson and Mr. Tirschwell agreed that Mr. Tirschwell would purchase the number of shares corresponding to an aggregate purchase price of $450,000. On September 21, 2007, MatlinPatterson also entered into a Co-Investment Agreement with Robert M. Fine pursuant to which MatlinPatterson and Mr. Fine agreed that Mr. Fine would purchase the number of shares corresponding to an aggregate purchase price of $130,000. Pursuant to the Investment Agreement and in connection MatlinPatterson’s co-investor designations, the Company, MatlinPatterson and each of Mr. Tirschwell and Mr. Fine entered into co-investor joinder agreements, which provide as follows:
     Robert M. Tirschwell. On September 21, 2007, pursuant to the Investment Agreement, the Company entered into a Co-Investor Joinder Agreement (the “Tirschwell Joinder Agreement”) with Robert M. Tirschwell and MatlinPatterson wherein the Company agreed to issue and sell to Mr. Tirschwell the number of shares of common stock, to be purchased by MatlinPatterson, corresponding to an aggregate purchase price of $450,000, on the terms set forth in the Investment Agreement. Pursuant to the Tirschwell Joinder Agreement, Mr. Tirschwell agreed to become a party to the Investment Agreement as a “Purchaser” thereunder, and agreed to perform, and be bound by, all the obligations of a Purchaser under the Investment Agreement. Mr. Tirschwell is the Head of Trading of Broadpoint DESCAP, a division of Broadpoint Securities, Inc., the Company’s specialized broker-dealer and boutique investment banking firm specializing in the primary issuance and secondary trading of fixed income securities.
     Robert M. Fine. On September 21, 2007, pursuant to the Investment Agreement, the Company entered into a Co-Investor Joinder Agreement (the “Fine Joinder Agreement”) with Robert M. Fine and MatlinPatterson wherein the Company agreed to issue and sell to Mr. Fine the number of shares of common stock, to be purchased by MatlinPatterson, corresponding to an aggregate purchase price of $130,000, on the terms set forth in the Investment Agreement. Pursuant to the Fine Joinder Agreement, Mr. Fine agreed to become a party to the Investment Agreement as a “Purchaser” thereunder, and agreed to perform, and be bound by, all the obligations of a Purchaser under the Investment Agreement. Mr. Fine is the President of Broadpoint DESCAP, a division of Broadpoint Securities, Inc., the Company’s specialized broker-dealer and boutique investment banking firm specializing in the primary issuance and secondary trading of fixed income securities.
     The foregoing descriptions of the Tirschwell Joinder Agreement and the Fine Joinder Agreement are not complete and are qualified in their entirety by reference to, respectively, the Tirschwell Joinder Agreement and the Fine Joinder Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Registration Rights Agreement

     Upon the Closing of the Private Placement, the Company entered into a Registration Rights Agreement, dated as of September 21, 2007 (the “Registration Rights Agreement”), with MatlinPatterson, Robert M. Tirschwell and Robert M. Fine (collectively the “Holders”).
     Pursuant to the Registration Rights Agreement, upon the demand of one or more Holders who own an aggregate of 51% or more of the shares purchased pursuant to the Private Placement, the Company is required on up to three occasions to file a registration statement with the SEC for the resale of the purchased shares. The Registration Rights Agreement obligates the Company to use its best efforts to have the registration statement declared effective as soon as practicable after it is filed and to maintain its effectiveness for up to 270 days or three years, if the registration statement is made in accordance with the Securities Act of 1933, as amended, (the “Securities Act”) for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
     The Registration Rights Agreement also provides the Holders with piggyback registration rights exercisable if the Company were to file certain registration statements on the Company’s own initiative or upon the request of another shareholder.
     The Company would bear all of the costs of any registration other than underwriting discounts and commissions and certain other expenses.
     The Registration Rights Agreement contains customary indemnification provisions that obligate the Company to indemnify and hold harmless the Holders, and if applicable, their controlling persons and their officers, directors, partners and employees and any underwriter for losses caused by (i) any untrue statement of material fact or omission of a material fact in the registration statement or any prospectus included therein, (ii) the violation by the Company of the Securities Act or the Exchange Act of 1934, as amended, or any rule or regulation thereunder relating to our acts or omissions in connection with the registration statement.
     The Registration Rights Agreement also contains other customary terms found in such agreements, including provisions concerning registration procedures.
     MatlinPatterson currently holds approximately 69.74% of the Company’s outstanding common stock. Mr. Tirschwell is the Head of Trading of Broadpoint DESCAP, a division of Broadpoint Securities, Inc., the Company’s specialized broker-dealer and boutique investment banking firm specializing in the primary issuance and secondary trading of fixed income securities. Mr. Fine is the President of Broadpoint DESCAP, a division of Broadpoint Securities, Inc., the Company’s specialized broker-dealer and boutique investment banking firm specializing in the primary issuance and secondary trading of fixed income securities.
     The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
First Albany Companies Inc. 2007 Incentive Compensation Plan
     The Company’s shareholders approved the adoption of the First Albany Companies Inc. 2007 Incentive Compensation Plan (the “2007 Plan”) at the annual meeting of shareholders of the Company held on September 21, 2007. The Company’s Board of Directors (the “Board”) approved the 2007 Plan, subject to shareholder approval, on June 11, 2007. The Company has reserved a total of 13,500,000 shares of common stock for issuance of awards under the 2007 Plan. Additional details of the 2007 Plan can be found under the heading “Proposal No. 6 Adopt the First Albany Companies Inc. 2007 Incentive Compensation Plan” set forth on pages 66 to 70 of the Company’s 2007 Annual Meeting Proxy Statement, which was filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2007, or by reviewing the 2007 Plan, attached hereto as Exhibit 10.4 and incorporated herein by reference.
     The 2007 Plan authorizes the granting of awards, including shares of common stock, in any combination of the following:

•	stock options, including incentive stock options and nonqualified stock options;
•	stock appreciation rights;
•	restricted stock awards;
•	deferred stock awards;
•	bonus shares and awards in lieu of cash obligations;
•	other stock-based awards;
•	deferred compensation awards;
•	performance-based awards; and
•	annual incentive awards.
     Persons eligible for awards under the 2007 Plan include (a) executive officers, other officers or employees of the Company and its subsidiaries, including directors, (b) any person who provides substantial personal services to the Company or any subsidiary not solely in the capacity as a director, and (c) any person who has agreed to become an employee of the Company or any subsidiary provided that such person cannot receive any payment or exercise any right relating to an award until such person has begun employment.
     Awards granted under the 2007 Plan are subject to vesting schedules determined by the Board and set forth in individual award agreements.
     The foregoing description of the 2007 Plan is not complete and is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
Restricted Stock Unit Agreement
     On September 21, 2007, the Executive Compensation Committee of the Board approved and recommended to the Board, and the Board approved, a form of Restricted Stock Unit Agreement (the “Restricted Stock Unit Agreement”) for use when Restricted Stock Units are granted under the 2007 Plan. The Restricted Stock Unit Agreement provides for awards of Restricted Stock Units to the grantee which will be settled as shares of common stock on a one for one basis. The settlement date is the earlier of the third anniversary of the grant date, or the date of the employee’s termination. Pursuant to the terms of the Restricted Stock Unit Agreement, the Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the grantee to satisfy its tax withholding obligations relating to the Restricted Stock Unit Agreement, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable shares having a fair market value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned shares having a fair market value equal to the amount required to be withheld, or (d) selling a sufficient number of such shares otherwise deliverable to grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.
     The foregoing description of the terms of the Restricted Stock Unit Agreement is not complete and is qualified in its entirety by reference to the form of Restricted Stock Unit Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.
Grant of Restricted Stock Unit
     On September 21, 2007, the Executive Compensation Committee of the Board also approved the grant of Restricted Stock Units, in each case pursuant to the terms of the Restricted Stock Unit Agreement, granting a number of such units to various employees, including to the Registrant’s named executive officers in the following amounts:

Name	Number of Restricted Stock Units Awarded on September 21, 2007[1]

Lee Fensterstock	1,000,000
Peter McNierney	600,000
Brian Coad	200,000
     Mr. Fensterstock served as a consultant to the Company from July 1, 2007 until the Closing. He also served as a consultant to MatlinPatterson Global Opportunities Partners II L.P. from May 1, 2007 until June 30, 2007. MatlinPatterson Global Opportunities Partners II L.P., together with its parallel offshore vehicle, formed MatlinPatterson and is the beneficial owner of the majority of the Company’s outstanding voting stock.
Employment Agreements
     In connection with the Investment Agreement, the Company agreed to appoint Lee Fensterstock as Chairman of the Board and Chief Executive Officer and Peter McNierney as President and Chief Operating Officer, effective upon the Closing. In connection with such appointments, the Company and each of Messrs. Fensterstock and McNierney entered into employment agreements, effective as of the Closing. These agreements provide as follows:
     Lee Fensterstock. Effective upon the Closing, the Company entered into an employment agreement with Lee Fensterstock (the “Fensterstock Employment Agreement”). Mr. Fensterstock served as a consultant to the Company from May 1, 2007 until June 30, 2007. He also served as a consultant to MatlinPatterson Global Opportunities Partners II L.P. from July 1, 2007 until the Closing. MatlinPatterson Global Opportunities Partners II L.P., together with its parallel offshore vehicle, formed MatlinPatterson and is the beneficial owner of the majority of the Company’s outstanding voting stock.
     The Fensterstock Employment Agreement provides that the Company shall employ Mr. Fensterstock as its Chief Executive Officer for a three-year term, automatically extended for one additional year upon the third anniversary of the effective date without any affirmative action, unless either party to the agreement provides at least six (6) months’ advance written notice to the other party that the employment period will not be extended. Upon the effective date of the agreement, Mr. Fensterstock will be entitled to receive an annual base salary of $350,000 and to participate in the Company’s annual bonus pool (the bonus for the fiscal year that begins prior to the first anniversary of the effective date shall be pro-rated to correspond to the portion of such fiscal year that follows the first anniversary of the effective date). Mr. Fensterstock will also be entitled to an initial grant of restricted stock units in respect of 1,000,000 shares of common stock, to be made upon the Closing, and to subsequent grants of restricted stock units in respect of up to 1,000,000 shares of common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010. The grant of restricted stock units made upon the Closing will be 10% vested as of the Closing, and will vest an additional 30% on each of the first, second and third anniversaries of the Closing.
     The Fensterstock Employment Agreement provides that upon termination of employment, Mr. Fensterstock will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company “Without Cause” (as defined in the Fensterstock Employment Agreement) he will also receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continuation health coverage paid by the Company for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock terminates employment without “Good Reason” (as defined in the Fensterstock Employment Agreement) he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid

[1]	Restricted Stock Units shall vest under the following schedule: 10% upon the grant date, an additional 30% after the first anniversary of the grant date, an additional 30% after the second anniversary of the grant date, and an additional 30% after the third anniversary of the grant date.

bonus. If Mr. Fensterstock terminates employment for “Good Reason,” but not because of a “Change of Control” (as defined in the Fensterstock Employment Agreement) he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock is terminated by the Company for “Cause” (as defined in the Fensterstock Employment Agreement) he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment with the Company for “Good Reason,” because a “Change of Control” occurs and Mr. Fensterstock does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control, Mr. Fensterstock shall be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, and a pro-rated bonus for the year in which termination occurs. In addition, all restricted stock units granted to Mr. Fensterstock prior to the termination of his employment shall immediately vest upon termination; and restricted stock units specified in the Fensterstock Employment Agreement that have not yet been granted to Mr. Fensterstock, including without limitation all shares the grant of which is otherwise contingent on achieving certain performance targets, shall be granted to Mr. Fensterstock on the date of his termination and shall immediately vest upon such date.
     The Fensterstock Employment Agreement also contains confidentiality, non-solicitation and other restrictive covenants.
     The foregoing description of the terms of the Fensterstock Employment Agreement is not complete and is qualified in its entirety by reference to the Fensterstock Employment Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.
     Peter McNierney. The Employment Agreement, dated as of September 21, 2007 (the “McNierney Employment Agreement), between the Company and Peter McNierney, supersedes and replaces the Employment Agreement, dated as of June 30, 2006, between the Company and Mr. McNierney, pursuant to which Mr. McNierney served as the Company’s President and Chief Executive Officer. The McNierney Employment Agreement provides that the Company will employ Mr. McNierney as its President and Chief Operating Officer for a three-year term commencing on the Closing. Mr. McNierney will be entitled to receive an annual base salary of $300,000 and to participate in the Company’s annual bonus pool. Mr. McNierney will also be entitled to an initial grant of restricted stock units in respect of 600,000 shares of common stock, to be made upon closing of the Private Placement, and to subsequent grants of restricted stock units in respect of up to 500,000 shares of common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010. The grant of restricted stock units made upon the Closing will be 10% vested as of the Closing, and will vest an additional 30% on each of the first, second and third anniversaries of the Closing.
     Upon expiration or termination of employment, whether voluntary or involuntary, Mr. McNierney will be entitled to a cash severance payment equal to $1.8 million less the market value of the common stock underlying any restricted stock units granted to him that have vested as of the date of termination of his employment with the Company or upon the expiration of the agreement. Mr. McNierney will also be entitled to other additional payments upon termination of employment, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company “Without Cause” (as defined in the McNierney Employment Agreement) Mr. McNierney will also receive his base salary for twelve (12) months following termination, a prorated bonus for the fiscal year in which the twelve (12) month base salary continuation period ends, continuation health coverage paid by the Company for twelve (12) months following termination, any earned but unpaid bonus and, if he executes a release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney terminates his employment without “Good Reason” (as defined in the McNierney Employment Agreement), he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. If Mr. McNierney terminates his employment for Good Reason, he will be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, a pro-rated bonus for the year in which termination occurs and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney is terminated by the Company for “Cause” (as defined in the McNierney Employment Agreement), he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus.
     The McNierney Employment Agreement also contains confidentiality, non-solicitation and other restrictive covenants.
     The foregoing description of the McNierney Employment Agreement is not complete and is qualified in its entirety by reference to the McNierney Employment Agreement, a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02 Termination of Material Definitive Agreement
     The Employment Agreement, dated as of June 30, 2006, between the Company and Mr. McNierney (the “Prior McNierney Employment Agreement”), pursuant to which Mr. McNierney served as the Company’s President and Chief Executive Officer, was superseded by the McNierney Employment Agreement described under Item 1.01 above effective as of the Closing.
     A copy of the Prior McNierney Employment Agreement is attached as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On September 21, 2007, following shareholder approval of the Private Placement and related proposals at the Company’s annual meeting of shareholders, and pursuant to the terms of the Investment Agreement, MatlinPatterson and its co-investors, Robert M. Fine and Robert M. Tirschwell, acquired 38,354,293 newly-issued shares of the Company’s common stock, par value $0.01 per share, for consideration of $50,000,000. These newly-issued shares represent approximately 70.56% of the Company’s outstanding common stock following the Closing. The numbered shares issued to MatlinPatterson and its co-investors is subject to upward adjustment within 60 days of the Closing in accordance with the terms of the Investment Agreement based on the final calculation of the Company’s net tangible book value per share.
     On the Closing, MatlinPatterson contributed $49,420,000 of the $50,000,000 cash purchase price and received 37,909,383 newly-issued shares of the Company’s common stock, representing 69.74% of the issued and outstanding voting power of the Company immediately following the Closing. Other than in respect of the Private Placement, there is no material relationship between MatlinPatterson and the Company.
     Robert M. Fine is the President of Broadpoint DESCAP, a division of Broadpoint Securities, Inc., and the Company’s specialized broker-dealer and boutique investment banking firm specializing in the primary issuance and secondary trading of fixed income securities. Pursuant to the Fine Joinder Agreement, on the Closing Mr. Fine contributed $130,000 of the $50,000,000 cash purchase price and received 99,721 newly-issued shares of the Company’s common stock, representing 0.18% of the issued and outstanding voting power of the Company.
     Robert M. Tirschwell is the Head of Trading of Broadpoint DESCAP. Pursuant to the Tirschwell Joinder Agreement, on the Closing, Mr. Tirschwell contributed $450,000 of the $50,000,000 cash purchase price and received 345,189 newly-issued shares of the Company’s common stock, representing 0.64% of the issued and outstanding voting power of the Company.
     The Private Placement share issuances were made in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each investor is an accredited investor as defined in Rule 501 of Regulation D.
     Following shareholder approval of the 2007 Plan, in connection with, and upon the closing of, the Private Placement, the Company also issued restricted stock units in respect of up to 6,625,000 shares of common stock to certain of its employees in accordance with the terms of the 2007 Plan and the Restricted Stock Units Agreement.
     Effective upon the Closing and in accordance with the terms of the Investment Agreement, Alan P. Goldberg and Shannon O’Brien each resigned as directors of the Company, and the remaining members of the Board elected Mark Patterson, Christopher Pechock, Frank Plimpton and Lee Fensterstock to the Board. The remaining members of the Board also elected Lee Fensterstock as Chairman of the Board.

     Effective upon the Closing and in accordance with the terms of their respective employment agreements, Lee Fensterstock became Chief Executive Officer and the Chairman of the Board and Peter McNierney became President and Chief Operating Officer.
     The foregoing description of the terms of the Investment Agreement is not complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement
     The Company entered into an agreement, dated August 6, 2007 (the “KeyBank Agreement”), with KeyBank National Association (“KeyBank”) and Key Equipment Finance Inc. f/k/a KeyCorp Leasing Ltd (“KEF” and collectively with KeyBank, the “Bank”) to amend the Company’s obligations under two agreements with respect to the previously announced sale of the Municipal Capital Markets Group to DEPFA BANK plc (the “DEPFA Transaction”) and the Private Placement. These agreements are the Loan Agreement RE: $20,000,000.00 TERM LOAN by and between KeyBank and the Company (the “Loan Agreement”) and the Master Lease Agreements, dated September 25, 1996 and all outstanding schedules thereunder (the “Lease”), between the Company and KEF.
     Pursuant to the KeyBank Agreement, the Company agreed to repay the outstanding loan with unpaid accrued interest and all other obligations outstanding under the Loan Agreement and all liabilities under the Lease upon the closing of both the DEPFA Transaction and the Private Placement.
     The DEPFA Transaction closed on September 14, 2007 and the Private Placement closed on September 21, 2007. Pursuant to the KeyBank Agreement, on September 21, 2007, KeyBank sent a letter to the Company requesting payoffs of the Loan Agreement and Lease totaling the amount of $9,818,053.98. On September 21, 2007, upon closing of the Private Placement, the Company wired $9,818,053.98 to the Bank, thereby paying off in full its obligations to the Bank in accordance with the KeyBank Agreement.
     The foregoing description of the KeyBank Agreement is not complete and is qualified in its entirety by reference to the KeyBank Agreement, a copy of which is attached as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On September 21, 2007, effective upon the Closing, Shannon O’Brien and Alan Goldberg resigned as directors of the Company. Ms. O’Brien was an independent member of the Board and one of three independent directors on the Audit Committee. In accordance with the NASDAQ (“NASDAQ”) Marketplace Rules, on September 21, 2007, the Company notified NASDAQ that the resulting vacancy left the Audit Committee with two members in connection with the requirement of NASDAQ Market Place Rule 4350(d)(2) that a listed company have a three member audit committee. The Company stated that until the vacancy on the Audit Committee created by Ms. O’Brien’s resignation was filled, it would rely on the cure provision of Rule 4350(d)(4)(B).
     On September 24, 2007, the Company received a letter from NASDAQ confirming that the Company no longer complied with the requirements of Marketplace Rule 4350(d)(2) and confirming that the Company could rely on the cure provision of Marketplace Rule 4350(d)(4), providing that the Company has until the earlier of the Company’s next annual shareholders’ meeting or September 21, 2008, or if the next annual shareholders’ meeting is held before March 19, 2008, then March 19, 2008, to add an independent director to the Audit Committee. The Company expects to add an independent director to the Board and the Audit Committee prior to such time.
     On September 27, 2007, the Board elected Mr. Yingling to serve as a member of the Board and as an independent member on the Audit Committee. The Board determined that Mr. Yingling meets the independence requirements for audit committee members under the NASDAQ Marketplace Rule 4350. The Company has notified the NASDAQ of the election of Mr. Yingling and believes it is currently in compliance with Rule 4350.

     On September 27, 2007, the Company issued a press release announcing the receipt of the letter from NASDAQ and certain other matters, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     On September 21, 2007, upon closing of the Private Placement and pursuant to the Investment Agreement, the Company issued and sold 37,909,383 newly-issued shares of common stock, par value $0.01 per share, of the Company to MatlinPatterson, 345,189 newly-issued shares of common stock, par value $0.01 per share, of the Company to Robert M. Tirschwell and 99,721 newly-issued shares of common stock, par value $0.01 per share, of the Company to Robert M. Fine for a total cash purchase price of $50,000,000. These issuances were made in a private placement in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each investor is an accredited investor as defined in Rule 501 of Regulation D. The number of shares issued to MatlinPatterson and its co-investors is subject to upward adjustment, within 60 days of the Closing, in compliance with the terms of the Investment Agreement based on the final calculation of the Company’s net tangible book value per share.
Item 5.01 Changes in Control of Registrant
     On September 21, 2007, pursuant to the terms of the Investment Agreement, MatlinPatterson purchased 37,909,383 newly-issued shares of the Company’s common stock for a purchase price of $49,420,000. The 37,909,383 shares of common stock represent approximately 69.74% of the issued and outstanding voting power of the Company immediately following the Closing. The source of the funds for the purchase price was general working capital. At the Closing, and in accordance with the Investment Agreement, Alan P. Goldberg and Shannon O’Brien each resigned as directors of the Company, and Mark Patterson, Christopher Pechock, Frank Plimpton and Lee Fensterstock, each a director designated by MatlinPatterson, were appointed to the Board. Lee Fensterstock was also appointed Chairman of the Board and Chief Executive Officer and Peter McNierney was appointed President and the Chief Operating Officer.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Directors or Certain Officers
     Effective at the Closing and in accordance with the terms of the Investment Agreement, Alan Goldberg and Shannon O’Brien each tendered a resignation from the Board.
     Effective as the Closing and in connection with the Investment Agreement, the Employment Agreement, dated as of June 30, 2006, between the Company and Peter McNierney, pursuant to which Mr. McNierney served as the Company’s President and Chief Executive Officer, was terminated and superseded by the Employment Agreement, dated as of September 21, 2007, between the Company and Mr. McNierney, pursuant to which Mr. McNierney shall serve as the Company’s President and Chief Operating Officer.
     On September 27, 2007, and in connection with the Investment Agreement, Nicholas A. Gravante, Jr. tendered his resignation from the Board.
(c) Appointment of Certain New Directors and Officers
     In accordance with the terms of the Investment Agreement, the Company agreed to cause the Board to elect four individuals designated by MatlinPatterson to the Board to be effective as of the Closing. Effective September 21, 2007, also in connection with the Private Placement, the Company increased the size of the Board from seven members to nine members, which, together with the resignations of Mr. Goldberg and Ms. O’Brien, resulted in four vacancies on the Board. Upon the Closing, the Board elected MatlinPatterson-designees Mark Patterson, Christopher Pechock, Frank Plimpton and Lee Fensterstock to serve as members of the Board and elected Mr. Fensterstock to serve as Chairman of the Board. On September 27, 2007, the Board elected MatlinPatterson-designee Robert Yingling to serve as a member of the Board.
     As contemplated under the Investment Agreement, at the Closing the Company reconstituted the Executive Compensation Committee and the Committee on Directors and Corporate Governance of the Board and elected Mr. Pechock and Mr. Plimpton to serve on the Executive Compensation Committee and the Committee on Directors and Corporate Governance. On September 27, 2007, in connection with the Investment Agreement, the Company reconstituted the Audit Committee of the Board and elected Mr. Yingling to serve on the Audit Committee. The current composition of the standing committees of the Board is as follows:
•	Executive Compensation Committee — Christopher Pechock and Frank Plimpton

•	Committee on Directors and Corporate Governance — Christopher Pechock and Frank Plimpton

•	Audit Committee — Robert Yingling (Chair), Carl P. Carlucci and Dale Kutnick
     Effective upon the Closing, the Amended and Restated Bylaws of the Company (the “Bylaws”) also were amended to enable many of these corporate governance structures. See “Item 5.03 — Amendments to Certificates of Incorporation or Bylaws; Change in Fiscal Year.”
     Effective upon the Closing, the Company appointed Lee Fensterstock as Chief Executive Officer and Peter McNierney as President and Chief Operating Officer. For a description of terms of the employment agreements and compensation plans between the Company and Mr. Fensterstock and Mr. McNierney, see “Item 1.01 — Entry into a Material Definitive Agreement.”
     Set forth below is information regarding the individuals appointed as new officers and directors of the Company effective September 21, 2007:
     Lee Fensterstock, age 59, became Chairman of the Board and Chief Executive Officer of the Company on September 21, 2007, following completion of the Private Placement and in connection with the Investment Agreement. Mr. Fensterstock served as a consultant to MatlinPatterson Global Opportunities Partners II L.P. from July 1, 2007 until the Closing. MatlinPatterson Global Opportunities Partners II L.P., together with its parallel offshore vehicle, formed MatlinPatterson and is the beneficial owner of the majority of the Company’s outstanding voting stock. Prior to joining the Company, Mr. Fensterstock founded Bonds Direct Securities and served as its Chairman and Co-Chief Executive Officer until it was sold to Jefferies Group. Previously, Mr. Fensterstock was President and Chief Operating Officer of Gruntal & Co., a regional broker dealer. Earlier, he served as Executive Vice President, Capital Markets for PaineWebber and was responsible for PaineWebber’s sales and trading business worldwide. He also served as a member of PaineWebber’s Executive Committee and as a member of the Board of Directors of PaineWebber Inc. Mr. Fensterstock received a BA from Queens College and an MBA from the University of Rochester.
     Peter McNierney, age 42, became the President and Chief Operating Officer of the Company on September 21, 2007, following the completion of the Private Placement and in connection with the Investment Agreement. Mr. McNierney joined the Company in 2002 as the Director of Investment Banking, and was appointed as President and Chief Executive Officer in June 2006. Prior to joining the Company, Mr. McNierney was a Managing Director and the Head of the Healthcare and Communications Services groups at Robertson Stephens. Prior to that, Mr. McNierney was a Vice President in the Healthcare Group at Smith Barney. Mr. McNierney received a BA and a JD/MBA from the University of Texas at Austin. Mr. McNierney has been a director of the Company since June 2006.
     Mark Patterson, age 55, became a director of the Company on September 21, 2007, following completion of the Private Placement and pursuant to the Investment Agreement. Mr. Patterson is the Chairman of MatlinPatterson Global Advisors LLC, a global private equity firm, which he co-founded in July 2002 in a spin-off from Credit Suisse First Boston. Mr. Patterson is also a member of MatlinPatterson Global Partners II LLC, which is the general partner of MatlinPatterson Global Opportunities Partners II L.P. that, together with its parallel offshore vehicle, formed MatlinPatterson and is the beneficial owner of the majority of the Company’s outstanding voting stock. Mr. Patterson is also a Director of Allied World Assurance Company. Mr. Patterson has over 30 years of commercial, investment and merchant banking experience. Prior to the formation of MatlinPatterson Global Advisors LLC, Mr. Patterson was a Managing Director at Credit Suisse First Boston, where he served as Vice Chairman from 2000 to 2002. Mr. Patterson holds a BA (Law) — 1972 and a BA Honors (Economics) — 1974 from South Africa’s Stellenbosch University and an MBA (with distinction) — 1986 from New York University’s Stern School of Business.

     Christopher Pechock, 42, became a director of the Company on September 21, 2007, following completion of the Private Placement and pursuant to the Investment Agreement. Mr. Pechock has been a partner of MatlinPatterson Global Advisors LLC since its inception in July 2002. Mr. Pechock is also a partner of MatlinPatterson Global Partners II LLC, which is the general partner of MatlinPatterson Global Opportunities Partners II L.P. that, together with its parallel offshore vehicle, formed MatlinPatterson and is the beneficial owner of the majority of the Company’s outstanding voting stock. Mr. Pechock has been active in the distressed securities markets for over 14 years. Prior to July 2002, Mr. Pechock was a member of the Distressed Securities Group at Credit Suisse First Boston. Mr. Pechock holds a BA in Economics from the University of Pennsylvania (1987), and an MBA from Columbia Business School (2003).
     Frank Plimpton, age 52, became a director of the Company on September 21, 2007, following completion of the Private Placement and pursuant to the Investment Agreement. Mr. Plimpton is also a Director of NorthernStar Natural Gas, Inc. and Renewable BioFuels, LLC. Mr. Plimpton has been a partner of MatlinPatterson Global Advisors LLC since its inception in July 2002. Mr. Plimpton also a member of MatlinPatterson Global Partners II LLC, which is the general partner of MatlinPatterson Global Opportunities Partners II L.P. that, together with its parallel offshore vehicle, formed MatlinPatterson and is the beneficial owner of the majority of the Company’s outstanding voting stock. Mr. Plimpton has over 26 years of experience in reorganizations, investment banking and investing. Prior to July 2002, Mr. Plimpton was a member of the Distressed Securities Group at Credit Suisse First Boston. Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Graduate School of Business.
     Robert Yingling, age 46, became a director of the Company on September 27, 2007 in connection with the Investment Agreement. Mr. Yingling is the Vice President and Chief Financial Officer of WRC Media Inc., a subsidiary of the Reader’s Digest Association, Inc. and has over 20 years of financial management experience with such firms as Arthur Anderson LLP and BigStar Entertainment. From March 2003 until February 2004 Mr. Yingling was Director of Finance of Smiths Group plc, a diversified UK engineering company. Prior to that he served as Chief Financial Officer of BigStar Entertainment, Inc. and as an independent consultant to media and technologies companies. Since April 2004, Mr. Yingling has been a director of SA International, a company providing software solutions to the sign making and digital printing industries, and is Chairman of its Audit Committee. Mr. Yingling received an MBA from the Columbia Business School and graduated from Lehigh University with a BS in Accounting. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year
Certificate of Incorporation
     On September 21, 2007, in connection with the Private Placement, at the 2007 annual meeting of shareholders, the Company’s shareholders approved an amendment (the “Certificate of Incorporation Amendment”) to the Certificate of Incorporation of the Company (the “Certificate of Incorporation”).
     The Certificate of Incorporation Amendment amended Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 50,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of preferred stock, par value $1.00 per share, from 500,000 shares to 1,500,000 shares. The Certificate of Incorporation Amendment also amended Article NINTH to limit the liability of the directors of the Company to the extent permitted under Section 402(b) of the New York Business Corporation Law.
     The Certificate of Incorporation Amendment to the Certificate of Incorporation is effective as of September 21, 2007. The foregoing description of the Certificate of Incorporation Amendment is qualified in its entirety by the text of the Certificate of Incorporation Amendment attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Bylaws

     Effective September 21, 2007, in connection with the Private Placement, the Board approved an amendment (the “Bylaw Amendment”) to the Bylaws.
     The Bylaw Amendment amended Sections 2.13(b), (c) and (d) of the Bylaws to remove the requirement that the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance be made up of three independent outside directors under the Bylaws. The Bylaw Amendment also amended Sections 3.01 and 3.02 of the Bylaws to create the executive office of Chief Executive Officer and define the Chief Executive Officer’s office’s rights and obligations.
     The Bylaw Amendment is effective as of September 21, 2007. The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the Bylaw Amendment attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of First Albany Companies Inc.
3.2	Amendment to the Amended and Restated Bylaws of First Albany Companies Inc.
10.1	Co-Investor Joinder Agreement, dated as of September 21, 2007, among First Albany Companies Inc., MatlinPatterson FA Acquisition LLC and Robert M. Tirschwell.
10.2	Co-Investor Joinder Agreement, dated as of September 21, 2007, among First Albany Companies Inc., MatlinPatterson FA Acquisition LLC and Robert M. Fine.
10.3	Registration Rights Agreement, dated as of September 21, 2007, among First Albany Companies Inc., MatlinPatterson FA Acquisition LLC, Robert M. Tirschwell and Robert M. Fine.
10.4	First Albany Companies Inc. 2007 Incentive Compensation Plan (filed as Exhibit 4.4 to First Albany Companies Inc. Registration Statement on Form S-8 (No. 333-146224) filed September 21, 2007 and incorporated herein by reference).
10.5	Form of Restricted Stock Unit Agreement.
10.6	Employment Agreement, dated as of September 21, 2007, between First Albany Companies Inc. and Lee Fensterstock.
10.7	Employment Agreement, dated as of September 21, 2007, between First Albany Companies Inc. and Peter McNierney (filed as Exhibit 10.38 to First Albany Companies Inc. Quarterly Report on Form 10-Q filed August 9, 2007 and incorporated herein by reference).
10.8	Employment Agreement, dated as of June 30, 2006, between First Albany Companies Inc. and Peter McNierney (filed as Exhibit 99.3 to First Albany Companies Inc. Current Report on Form 8-K filed June 30, 2006 and incorporated herein by reference).
10.9	Investment Agreement, dated as of May 14, 2007, by and between First Albany Companies Inc. and MatlinPatterson FA Acquisition LLC (filed as Exhibit 10.1 to the First Albany Companies Inc.’s Current Report on Form 8-K filed on May 15, 2007, and incorporated herein by reference).
10.10	Agreement, dated as of August 6, 2007, by and among the Company, KeyBank National Association and Key Equipment Finance Inc. f/k/a KeyCorp Leasing Ltd (filed as Exhibit 10.34 to the First Albany Companies Inc.’s Quarterly Report on Form 10-Q filed on August 9, 2007, and incorporated herein by reference).
99.1	Press Release of First Albany Companies Inc., dated September 27, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ALBANY COMPANIES INC.
By:	/s/ C. Brian Coad
	Name:	C. Brian Coad
	Title:	Chief Financial Officer

Date: September 27, 2007